Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of September 19, 2017 (the “Effective Date”), by and between Inter-American Management LLC (the “Company”) and David A. Young (“Consultant”). The Company and Consultant are sometimes referred to in this Agreement collectively as the “Parties,” and each individually as a “Party.”

WHEREAS, as of the Effective Date, the Consultant has resigned from employment by the Company and is no longer employed by the Company;

WHEREAS, the Parties have entered into a Separation Agreement and General Release of Claims dated August 20, 2017 (the “Separation Agreement”);

WHEREAS, the Company wishes to engage Consultant to provide certain consulting services to the Company, and Consultant wishes to be engaged in such capacity, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Engagement; Term.

(a)               Effective as of the Effective Date, the Company engages Consultant to serve as a consultant to the Company, and Consultant accepts such engagement. Unless earlier terminated pursuant to Section 1(b) or Section 4 below, the term of Consultant’s engagement hereunder (the “Term”) shall commence on the Effective Date and continue until the date that is one year following the Effective Date, unless extended in accordance with the terms of Section 4(d) or by mutual written agreement of the Parties.

(b)               If Consultant exercises Consultant’s revocation right pursuant to Section 9 of the Separation Agreement or if Consultant violates the Separation Agreement, this Agreement shall be of no force or effect and shall be null and void ab initio. The Term of this Agreement shall end and no consideration shall be provided pursuant to Section 3 of this Agreement if the Separation Agreement is revoked by Consultant in the foregoing manner or if Consultant violates the Separation Agreement.

2.                  Consulting Services.

(a)               During the Term, Consultant shall seek to identify off-market healthcare facility acquisition opportunities for Global Medical REIT Inc. (“GMR”) that meet GMR’s investment guidelines (“Acquisitions” or “Acquisition opportunities”). Such Acquisition opportunities shall not include acquisitions in which other brokers are involved and shall not include acquisition opportunities previously identified by any authorized representative of the Company or GMR, including Consultant, prior to the Effective Date, nor shall they include acquisition opportunities first identified by any authorized representative of the Company or GMR after the Effective Date, as evidenced by their inclusion on GMR’s weekly acquisition pipeline report (the “Pipeline Report”). Consultant shall present all Acquisition opportunities he identifies for GMR in writing to the CFO (as defined below). Consultant’s services hereunder are referred to as the “Consulting Services.”

(b)               Consultant agrees to participate by telephone in such meetings as the Company may reasonably request for proper communication regarding Consultant’s activities and recommendations. Consultant shall coordinate the furnishing of the Consulting Services pursuant to this Agreement with the Company in order that such services can be provided in such a way as to conform to the business schedules of the Company.

3.                  Consulting Fee; Expenses. In consideration of Consultant’s performance of the Consulting Services, during the Term:

(a)               the Company shall pay Consultant a consulting fee at the rate of $7,500 per complete month, pro-rated for partial months (the “Monthly Fee”), payable in arrears;

(b)               the Company shall cause GMR to pay Consultant a fee of 1% of the aggregate purchase price (each a “Transaction Fee” and, together with the Monthly Fee, the “Consulting Fee”) for each Acquisition that is (i) identified solely by the Consultant, on GMR’s or its affiliates’ behalf, without the involvement of any other broker, consultant, employee, agent or representative or any similar person, (ii) presented solely to the Company and GMR and to no other party, and (iii) actually consummated by GMR within 90 days after the expiration of the Term. For the avoidance of doubt, the Company and GMR retain the sole discretion whether to reject or consummate any potential Acquisition identified by Consultant. The Company and GMR are not obligated by this Agreement to enter into any Acquisition agreement or to consummate any Acquisition; and

(c)               the Company shall pay, or shall cause GMR to pay, a reimbursement of Consultant’s reasonable out of pocket expenses incurred in connection with the performance of the Consulting Services (the “Expense Reimbursement”), but only to the extent such expenses are pre-approved by the Chief Financial Officer of the Company or Global Medical REIT Inc., as applicable (the “CFO”) and are documented to the reasonable satisfaction of the CFO.

Within 10 days after the expiration of each calendar month in which this Agreement is in effect, Consultant shall provide the CFO (as defined below) with an invoice for the Consulting Fee and Expense Reimbursement for such month, which invoice shall also describe the Consulting Services provided in such month and shall be accompanied by a list of all Acquisition opportunities identified by Consultant and presented to the CFO in writing (“Registered Acquisitions”). The Company shall pay the applicable Consulting Fee and Expense Reimbursement within 20 days of its receipt of such invoice. Consultant acknowledges and agrees that (i) the Company is not required to withhold federal or state income, gross receipts or similar taxes from the Consulting Fee paid to Consultant hereunder or to otherwise comply with any state or federal law concerning the collection of income, gross receipts or similar taxes at the source of payment of wages, (ii) the Company is not required under the Federal Unemployment Tax Act or the Federal Insurance Contribution Act to pay or withhold taxes for unemployment compensation or for social security on behalf of Consultant with respect to the Consulting Fee and (iii) the Company is not required under the laws of any state to obtain workers’ compensation insurance or to make state unemployment compensation contributions on behalf of Consultant.

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If the Company disputes the inclusion of any Acquisition opportunity presented by Consultant for inclusion on the list of Registered Acquisitions because such opportunity already exists on the Pipeline Report, the Company shall notify Consultant that such Acquisition opportunity was previously identified by the Company or GMR and shall promptly remove such Acquisition opportunity from the list of Registered Acquisitions.

4.                  Termination.

(a)               The Company may terminate this Agreement without prior notice for Cause. As used in this Section 4, “Cause” shall mean (i) a material breach by Consultant of this Agreement, (ii) Consultant’s conviction of, plea of no contest to, or receipt of deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, or (iii) Consultant’s commission of an act of fraud, theft, or dishonesty related to the Company, GMR or any of their affiliates. If the Company terminates this Agreement for Cause under this Section 4, the only obligation the Company shall have under this Agreement shall be to pay Consultant the Consulting Fee for any Consulting Services performed by Consultant prior to the date of such termination.

(b)               Upon expiration of the Term and subject to Section 4(d), the Company may terminate this Agreement at any time upon written notice to Consultant. Upon termination of Consultant’s service relationship with the Company under this Agreement, the only obligation the Company shall have under this Agreement shall be to pay Consultant the Consulting Fee for any Consulting Services performed by Consultant prior to the date of such termination.

(c)               The Consultant may terminate this Agreement at any time upon thirty (30) days’ prior written notice to Company. Upon termination of Consultant’s service relationship with the Company under this Agreement, the only obligation the Company shall have under this Agreement shall be to pay Consultant the Consulting Fee for any Consulting Services performed by Consultant prior to the date of such termination.

(d)               Subject to the terms of Section 4(a), this Agreement will automatically renew for an additional one-year term if the aggregate Transaction Fees paid or payable pursuant to this Agreement as of the one-year anniversary of this Agreement are equal to or greater than $500,000.

5.                  Independent Contractor. At all times during the Term, Consultant shall be an independent contractor of the Company. In no event shall Consultant or any of Consultant’s agents be deemed to be an employee of the Company, and Consultant shall not at any time be entitled to any employment rights or benefits from the Company, with the exception of any rights to COBRA continuation coverage to which Consultant may be entitled by virtue of his status as a former employee of the Company. In no event will Consultant be deemed to be an agent of the Company or have any power to bind or commit the Company or otherwise act on its behalf. Consultant acknowledges and agrees that, as a non-employee of the Company, Consultant is not eligible for any benefits sponsored by the Company or any other benefit from the Company and, accordingly, Consultant shall not participate in any pension or welfare benefit plans, programs or arrangements of the Company. Consultant shall not at any time communicate or represent to any third party, or cause or knowingly permit any third-party to assume, that in performing the Consulting Services hereunder, Consultant is an employee, agent or other representative of the Company or has any authority to bind the Company or act on behalf of the Company. Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and shall indemnify and hold harmless the Company and its respective representatives for all claims, damages, costs and liabilities arising from Consultant’s failure to do so. It is not the purpose or intention of this Agreement or the Parties to create, and the same shall not be construed as creating, any partnership relation, joint venture, agency, or employment relationship.

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6.                  Confidentiality.

(a)               Consultant expressly agrees to keep all confidential or proprietary information of the Company or its affiliates (collectively, “Confidential Information”) confidential, and not to use or disclose such information unless necessary for the performance of the Consulting Services. Confidential Information includes but is not limited to the Company’s or any of its affiliates’ (i) business strategies, legal strategies and decisions, corporate opportunities, research, financial data, evaluations, opinions, interpretations and acquisition prospects; (ii) information relating to the identity of tenants or their requirements, the identity of key contacts within tenant organizations or within the organization of acquisition prospects; (iii) information about development, production and marketing plans or techniques; (iv) tenant and supplier lists, prospective tenant and supplier information, current and anticipated tenant requirements, market studies and business plans; (v) historical and projected financial data and projections, capital spending budgets and operating budgets; (vi) training techniques and materials and personnel files; (vii) development plans or results; and (viii) all non-public information of the Company or any of its affiliates.

(b)               The provisions of Section 6(a) shall not apply to information (i) that is or becomes generally known to, and available for use by, the public other than as a result of the breach of this Agreement or any other obligation that Consultant owes the Company or any of its affiliates, (ii) that is available to Consultant on a non-confidential basis from a source that is not prohibited from disclosing such information to Consultant by a contractual, legal, or fiduciary obligation to the Company or any of its affiliates, or (iii) that is required to be disclosed by applicable law. Nothing herein shall prevent Consultant from lawfully (A) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (B) responding to any inquiry or legal process directed to Consultant individually from any such Governmental Authorities; (C) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law, including providing documents or other confidential information to such Governmental Authorities; or (D) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Further, if Consultant files a lawsuit for retaliation for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and use the trade secret information in the court proceeding, if Consultant (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. This Agreement shall not be construed or applied to require Consultant to obtain prior authorization from the Company before engaging in any of the foregoing conduct referenced in this Section 6(b), or to notify the Company or its affiliates of having engaged in any such conduct.

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(c)               Upon the end of the Term, Consultant shall immediately return any and all property belonging to the Company which Consultant has in Consultant’s possession, including all documents, files (including electronically stored information) and other materials constituting or reflecting Confidential Information.

7.                  Dispute Resolution. Any and all claims or disputes between Consultant and the Company (including regarding the validity, scope, and enforceability of this Section 7 and claims arising under any federal, state or local law) shall be submitted for final and binding arbitration before a single arbitrator in Bethesda, Maryland in accordance with the then-applicable rules for resolution of commercial disputes of the American Arbitration Association (“AAA”). The arbitrator shall issue a reasoned decision and apply the substantive law of the State of Maryland (excluding its choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted. The results of the arbitration and the decision of the arbitrator will be final and binding on the parties and each party agrees and acknowledges that these results shall be enforceable in a court of law. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitations. In the event either party must resort to the judicial process to enforce the provisions of this Agreement, the award of an arbitrator or equitable relief granted by an arbitrator, the party seeking enforcement shall be entitled to recover from the other party all costs of litigation including reasonable attorney’s fees and court costs. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. Notwithstanding the foregoing, Consultant and the Company acknowledge and agree that a court of competent jurisdiction shall have the power to maintain the status quo pending the arbitration of any dispute under this Section 7, and this Section 7 shall not require the arbitration of an application for emergency or temporary injunctive relief by either Party pending arbitration; provided, however, that the remainder of any such dispute beyond the application for emergency or temporary injunctive relief shall be subject to arbitration under this Section 7. THE PARTIES ACKNOWLEDGE THAT, BY SIGNING THIS AGREEMENT, THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING ANY RIGHT THAT THEY MAY HAVE TO A JURY TRIAL.

8.                  Entire Agreement; Amendments. Except as provided in the Separation Agreement or any signed written agreement contemporaneously or hereafter executed by the Company, this Agreement constitutes the entire and final agreement between the Parties with respect to the subject matters hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.

9.                  Waiver. Any waiver of a provision of this Agreement shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of either Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

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10.              Assignments; Successors. This Agreement is personal to Consultant and, as such, may not be assigned by Consultant. The Company may assign this Agreement without Consultant’s consent. Subject to the preceding sentences, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.

11.              Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (a) if personally delivered, when so delivered, (b) if mailed, three business days following the date deposited in the U.S. mail, certified or registered mail, return receipt requested, (c) if sent by e-mail or other form of electronic communication, once transmitted and the confirmation is received, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

If to Consultant, addressed to:

[address to be inserted]
Email: Davidreit.com@gmail.com

If to the Company, addressed to:

Jamie A. Barber
4800 Montgomery Lane, Suite 450
Bethesda MD 20814
Email: jamieb@globalmedicalreit.com

12.              Certain Construction Rules. The Section headings contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive but instead shall have the meaning “and/or”, and the term “including” shall not be deemed to limit the language preceding such term.

13.              Execution of Agreement. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

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14.              Consultant’s Representations. Consultant expressly represents that Consultant does not have any obligations, whether contractual or otherwise, to any present or former employer or other third party that would prevent Consultant from performing the Consulting Services as contemplated hereunder. Consultant expressly agrees and covenants that, during the Term, Consultant and its agents will not use, disclose or rely upon any confidential, proprietary or other legally protected information belonging to any present or former employer or other third-party for the benefit of the Company or any of its affiliates and Consultant and its agents will not bring or introduce any confidential, proprietary or legally protected documents or other materials belonging to a third-party to the premises or property (including computer systems) of the Company or any of its affiliates.

15.              Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement is intended to satisfy or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other guidance thereunder. Accordingly, all provisions herein, or incorporated by reference herein, shall be construed and interpreted to satisfy or be exempt from the requirements of Code Section 409A. Further, for purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Consultant on account of non-compliance with Section 409A.

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Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Consulting Agreement as of the Effective Date.

DAVID A. YOUNG

David A. Young

INTER-AMERICAN MANAGEMENT LLC

By:
Name: Jeffrey Busch
Title: Chairman and President

Signature Page to

Consulting Agreement